Exhibit (6)(t)

AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

This Amendment No. 1 (the “Amendment”), made and entered into as of November 19, 2015, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and Loomis, Sayles & Company, L.P., a Delaware limited partnership (“Subadviser”), dated January 15, 2014 (the “Agreement”).

WHEREAS, Investment Manager desires to retain Subadviser to provide investment advisory services to an additional mutual fund, Variable Portfolio-Loomis Sayles Growth Fund II, and Subadviser is willing to render such investment advisory services; and

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement, including Schedule A thereto, to add, effective November 20, 2015, Variable Portfolio-Loomis Sayles Growth Fund II as a “Fund” covered by the Agreement.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Inclusion of additional Fund. All references to the “Fund” in the Agreement shall be, and hereby are, changed to the “Fund(s),” and shall mean those “Fund(s)” identified on the amended Schedule A attached to this Amendment.

2.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Loomis, Sayles & Company, L.P.

By:	/s/ Christopher O. Petersen	By:	/s/ Lauren B. Pitalis
	Signature		Signature

Name:	Christopher O. Petersen	Name:	Lauren B. Pitalis
	Printed		Printed

Title:	Vice President and Assistant Secretary	Title:	Director of Client Intake

AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

SCHEDULE A

Funds	Effective Date
Variable Portfolio-Loomis Sayles Growth Fund, a series of Columbia Funds Variable Series Trust II	March 21, 2014
Variable Portfolio-Loomis Sayles Growth Fund II, a series of Columbia Funds Variable Insurance Trust I	November 20, 2015

Compensation pursuant to Paragraph 4 of Subadvisory Agreement shall be calculated in accordance with the following schedule:

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